                                   FILED PURSUANT TO RULE 424(b)(3)
                                   REGISTRATION NOS. 333-22497 and 333-22497-01


PROSPECTUS
                         BANCORP HAWAII CAPITAL TRUST I

                 OFFER TO EXCHANGE ITS 8.25% CAPITAL SECURITIES
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 8.25% CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                                      LOGO

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON JUNE 10, 1997, UNLESS EXTENDED.
                            ------------------------

    Bancorp Hawaii Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Bancorp Hawaii, Inc., a Hawaii corporation, as Depositor (the "Corporation"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate Liquidation Amount of its 8.25% Capital Securities, Series A (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.25% Capital Securities, Series A (the "Old Capital Securities"), of which $100,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, the Corporation is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the Old Capital Securities and the Exchange Capital Securities (the "Exchange Guarantee") and all of its 8.25% Junior Subordinated Debt Securities (the "Old Junior Subordinated Debt Securities"), of which $103,093,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.25% Junior Subordinated Debt Securities (the "Exchange Junior Subordinated Debt Securities"), which Exchange Guarantee and Exchange Junior Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debt Securities are collectively referred to herein as the "Old Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities are collectively referred to herein as the "Exchange Securities".

    The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon as a result of failing to satisfy certain conditions of registration and (iii) the Exchange Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon as a result of failing to satisfy certain conditions of registration. See "Description of the Exchange Securities" and "Description of the Old Securities".

    Each broker-dealer that receives Exchange Securities (as defined herein) for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Securities (as defined herein) acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale until the close of business on the 180th day following the Expiration Date (as defined herein). See "Plan of Distribution".
                            ------------------------

     SEE "RISK FACTORS" COMMENCING ON PAGE 18 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                            ------------------------

    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 Exchange Capital Securities). Any transfer, sale or other disposition of Exchange Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities. There can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities.
The date of this Prospectus is April 14, 1997.

(cover page continued)

     The Exchange Capital Securities, the Exchange Junior Subordinated Debt Securities and Exchange Guarantee are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Agreement dated December 30, 1996 (the "Registration Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

     The Exchange Capital Securities and the Old Capital Securities (together, the "Capital Securities") represent beneficial ownership interests in the Trust. The Corporation will initially be the direct or indirect owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds of the Old Capital Securities and the Common Securities in the Old Junior Subordinated Debt Securities, exchanging the Old Junior Subordinated Debt Securities for the Exchange Junior Subordinated Debentures, making Distributions (as defined herein) and certain other limited activities described herein. The Junior Subordinated Debt Securities will mature on December 15, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities -- Description of Capital Securities -- Subordination of Common Securities."

     Holders of the Capital Securities and the holder of the Common Securities will be entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accumulating from the later of the date of original issuance or the last interest payment date and payable semi-annually in arrears on the 15th day of June and December of each year, commencing June 15, 1997, at the annual rate of 8.25% of the Liquidation Amount of $1,000 per Capital Security and at the annual rate of 8.25% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. No interest shall be due and payable during an Extension Period, except at the end thereof. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8.25%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, during any Extension Period, Distributions on the Capital Securities and on the Common Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debt Securities. During an Extension Period (or any other time when interest is not paid timely), interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Capital Securities and the Common Securities are entitled will accumulate) at the rate of 8.25% per annum, compounded semi-annually, and, in the case of an Extension Period, holders of Capital Securities will be required to accrue interest income for United States Federal income tax purposes. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities -- Description of Junior Subordinated Debt
Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount." As a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (if a market should develop) may be more volatile than the market prices of other securities that are not subject to such deferrals.

     The Corporation has, through the Guarantee Agreement, the Declaration, the Junior Subordinated Debt Securities and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the
Guarantee -- Full and Unconditional Guarantee." The Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Trust Securities, but only in each case to the extent of funds available for distribution by the Trust, as described herein (the "Guarantee"). See "Description of Exchange Securities -- Description of Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital

(cover page continued)

Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have funds available for distribution to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Subordination") of the Corporation. None of the Indenture, the Guarantee Agreement or the Declaration places any limitation upon the amount of secured and unsecured debt including Senior Debt (as defined herein) that may be incurred by the Corporation.

     The Trust Securities are subject to mandatory redemption (i) in whole, but not in part upon repayment in full, at the Stated Maturity of the Junior Subordinated Debt Securities at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debt Securities (the "Maturity Redemption Price") and (ii) in whole or in part on or after December 15, 2006 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debt Securities at a redemption price (the "Optional Redemption Price") equal to the Optional Prepayment Price (as defined below). Either of the Maturity Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities -- Redemption." Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable regulations, guidelines or policies of the Federal Reserve, the Junior Subordinated Debt Securities are redeemable at the option of the Corporation during the 12-month periods beginning on or after December 15, 2006, in whole or in part, at any time at a redemption price (the "Optional Prepayment Price") equal to 104.125% of the principal amount thereof on December 15, 2006, declining ratably on each December 15 thereafter to 100% on or after December 15, 2016, plus accrued but unpaid interest thereon to the date of redemption. See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Optional Redemption."

     The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event (as defined herein) or a Capital Treatment Event (as defined herein)) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to prior approval of the Federal Reserve to do so if then required under applicable regulations, guidelines or policies of the Federal Reserve. In the event of any such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which shall be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities, subject to certain exceptions. In addition, if the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities as the result of the occurrence of a Tax Event or a Capital Treatment Event, as the case may be, and such Tax Event or Capital Treatment Event, as the case may be, continues notwithstanding such distribution, the Corporation has the right to prepay the Junior Subordinated Debt Securities in whole, but not in part, at the Event Prepayment Price (as defined herein) together with accumulated Distributions to but excluding the date fixed for redemption. See "Description of Exchange Securities -- Description of Capital
Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Tax Event or Capital Treatment Event Prepayment."

     The Exchange Capital Securities will be issued, and may be transferred, only in a block having a Liquidation Amount of not less than $100,000 or integral multiples thereof (100 Exchange Capital Securities).

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee") and
(ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, (i) the term "Capital Securities" includes the Old Capital Securities and the Exchange Capital Securities, (ii) the term "Junior Subordinated Debt Securities" includes the Old Junior Subordinated Debt Securities and the Exchange Junior Subordinated Debt Securities and (iii) the term "Guarantee" includes the Old Guarantee and the Exchange Guarantee. Any transfer, sale or other disposition of Exchange Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such Transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of distributions on such Exchange Capital Securities, and such Transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

     Based on existing interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Corporation or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Corporation, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending

180 days after the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Trust or the Corporation may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

     Each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed.

     Neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that they currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable to the Old Capital Securities under the Declaration (except for those rights relating to the Registration Agreement which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. Even though a market might develop for the Exchange Capital Securities, holders of Old Capital Securities will not be permitted or entitled to utilize that market. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on June 10, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (1 Old Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer (other than certain transfer taxes relating to changes of ownership). See

"The Exchange Offer -- Fees and Expenses." Each Exchange Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such Exchange Capital Securities or, if no Distribution Date has occurred, from December 30, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period, and will be deemed to have waived the right to receive such Distributions. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities." This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of April 30, 1997.

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of Old Capital Securities" and "Plan of Distribution."
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

Recent Developments.....................................................................     8
Certain ERISA Considerations............................................................     8
Available Information...................................................................     9
Incorporation of Certain Documents by Reference.........................................    10
Summary.................................................................................    11
Risk Factors............................................................................    18
Ratios of Earnings to Fixed Charges.....................................................    23
Use of Proceeds from Sale of Old Capital Securities.....................................    23
Capitalization of the Corporation.......................................................    24
Dividend History........................................................................    25
Bancorp Hawaii Capital Trust I..........................................................    25
Bancorp Hawaii, Inc. ...................................................................    26
The Exchange Offer......................................................................    28
Description of Exchange Securities......................................................    36
Description of the Old Securities.......................................................    59
Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and
  the Guarantee.........................................................................    59
Certain United States Federal Income Tax Consequences...................................    60
Plan of Distribution....................................................................    63
Validity of Securities..................................................................    64
Experts.................................................................................    64

                              RECENT DEVELOPMENTS

     On February 24, 1997, the Corporation and CU Bancorp executed a definitive merger agreement. The merger would result in the acquisition by the Corporation of California United Bank, a California-chartered bank that is the sole subsidiary of CU Bancorp. California United Bank serves middle-market businesses and consumers throughout Southern California from 21 branches in Westwood, the San Gabriel and San Fernando valleys, the South Bay, and Ventura and Orange counties. At December 31, 1996, CU Bancorp had total assets of approximately $843.2 million, total deposits of approximately $737.4 million, and total shareholders' equity of approximately $88.5 million. The transaction will be structured as a merger of CU Bancorp into the Corporation and is intended to be tax-free to CU Bancorp shareholders with respect to Corporation common stock received. The merger, which will be accounted for as a purchase transaction, will convert outstanding CU Bancorp stock into rights to receive $15.34 per share in cash and/or Corporation common stock. At least 60% and not more than 80% of CU Bancorp's stock will be subject to stock-for-stock conversion. The total merger consideration will be approximately $183 million. CU Bancorp has issued a stock option to the Corporation that, following certain events, would permit the Corporation to purchase shares of CU Bancorp stock equal to 19.9% of CU Bancorp's outstanding stock at a price of $13.00 per share. The transaction is expected to close before the end of the third quarter of 1997, subject to approval by CU Bancorp shareholders and federal and state regulators.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Corporation, the Trust or the Initial Purchasers that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held directly or indirectly by the Corporation.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Trust or of any of the Corporation's other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debt Securities and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23. 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Notice to Investors" herein.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which exchange securities of the Corporation are listed.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "Bancorp Hawaii Capital Trust I," "Description of Capital Securities," "Description of Junior Subordinated Debt Securities" and "Description of Guarantee." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

          (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii) the Corporation's Current Report on Form 8-K dated February 27, 1997; and

          (iii) all other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:

                              Bancorp Hawaii, Inc.
                              130 Merchant Street
                             Honolulu, Hawaii 96813
                           Telephone: (808) 643-3888
                         Attention: Corporate Secretary

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST TO THE ABOVE ADDRESS. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST SHOULD BY MADE BY JUNE 3, 1997.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                         BANCORP HAWAII CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration (as defined herein) and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Securities, (ii) using the proceeds from the sale of the Old Capital Securities and the Common Securities to acquire the Old Junior Subordinated Debt Securities, (iii) exchanging the Old Junior Subordinated Debt Securities for the Exchange Subordinated Debt Securities in the Exchange Offer and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Exchange Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Exchange Junior Subordinated Debt Securities and the expense provisions under the Indenture will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation.

                              BANCORP HAWAII, INC.

     Bancorp Hawaii, Inc. is a regional multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of December 31, 1996, the Corporation had total assets of $14.0 billion and was, in terms of assets, the largest bank holding company headquartered in Hawaii.

     The Corporation was organized under the laws of Hawaii on August 12, 1971, as the first bank holding company in the State of Hawaii, and has been continuously in business since. Its principal executive offices are located at 130 Merchant Street, Honolulu, Hawaii, and its telephone number is 808-643-3888.

     The Corporation provides varied financial services to customers in Hawaii, other areas of the Pacific Basin, Asia and the U.S. Mainland. The principal subsidiaries of the Corporation are Bank of Hawaii (the "Bank") and Bancorp Pacific, Inc. (a savings and loan holding company formerly known as FirstFed America, Inc.).

     The Bank was organized under the laws of Hawaii on December 17, 1897, and has been continuously in business since. Its headquarters are in Honolulu, Hawaii, and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). It is not a member of the Federal Reserve.

     The Bank, with total assets of $12.5 billion as of December 31, 1996, provides general retail and commercial banking services in its four primary markets: Hawaii, the Pacific Islands, Asia, and the U.S. Mainland, through branch offices in the State of Hawaii, an Edge Act office in New York City and branches or representative offices in American Samoa, Bahamas (Nassau), Commonwealth of the Northern Mariana Islands (Saipan), Federated States of Micronesia (Pohnpei, Kosrae and Yap), Guam, Hong Kong, Japan (Tokyo), Korea (Seoul), Philippines (Manila, Davao, and Cebu), Republic of Fiji (Suva, Nadi, and Lautoka), Republic of the Marshall Islands (Majuro), Republic of Palau (Koror), Singapore and Taiwan (Taipei). The Bank also has affiliates in New Caledonia, Solomon Islands, Tahiti, Tonga, Vanuatu and Western Samoa.

     The Bank focuses its lending activities on loans to small and middle market businesses operating in its local markets, loans to Fortune 1000 companies that may have a Pacific orientation, loans to the communications and media industry, and loans secured by real estate properties. At December 31, 1996, the Bank's net loan portfolio totaled $7.1 billion and consisted of approximately 23.7% commercial and industrial loans, approximately 39.4% real estate loans, 20.3% foreign loans, with the balance of loans concentrated in the consumer, international and lease financing sectors. The largest segment of the Bank's real estate loan portfolio was represented by domestic loans secured by residential properties which totaled approximately 55.2% of the total domestic real estate loan portfolio at December 31, 1996. The remainder of this portfolio consisted mainly of loans on income producing commercial properties. Non-performing assets for the Bank totaled $69.4 million at December 31, 1996, which was 0.94% of total loans and other real estate owned. The Bank's loan loss reserve at that date was 2.06% of total loans, representing 215.3% of non-performing assets.

     The Bank owns all the outstanding stock of Hawaiian Trust Company, Limited, Bank of Hawaii International, Inc. and other subsidiaries engaged in lease financing, international payments, securities brokerage, insurance agency and investment advisory services. Hawaiian Trust Company, Limited, which was organized under the laws of Hawaii on August 10, 1898, offers trust services primarily in the State of Hawaii and the Territory of Guam. Through the Bank's ownership of Bank of Hawaii International, Inc., formed in 1968, equity interests are held in the following foreign financial institutions: Bank of Tonga -- 30%; Banque de Nouvelle Caledonie, New Caledonia -- 91%; Banque de Tahiti -- 92%; Pacific Commercial Bank, Limited, Western Samoa -- 43%; Banque d'Hawaii (Vanuatu) Ltd. -- 100%; and National Bank of Solomon Islands
Ltd. -- 51%.

     Bancorp Pacific, Inc.'s only significant business is conducted through its wholly owned subsidiary, First Federal Savings and Loan Association of America ("First Federal").

     First Federal, a federally chartered stock savings and loan association, has been in operation since 1904. In 1978, First Federal merged with Island Federal Savings and Loan Association of Honolulu, Hawaii, and during the 1980s acquired several smaller savings and loan associations. First Federal operates 25 full service offices throughout Hawaii. Its deposits are also insured by the FDIC. As of December 31, 1996, First Federal had total assets of $1.2 billion and total deposits of $867.9 million. Its subsidiary, First Savings and Loan Association of America, operates three offices in the Territory of Guam and one in Saipan.

     The Corporation also owns all the outstanding stock (except for directors' qualifying shares) of First National Bank of Arizona, organized under the laws of the United States and having its principal office in Phoenix, Arizona. First National Bank of Arizona, with assets of $203.3 million as of December 31, 1996, provides customary banking services through six branches located in the State of Arizona. First National Bank of Arizona has agreed to acquire four additional branches in Arizona from Home Savings of America, F.S.B. with combined deposits of approximately $250 million. In addition, the Corporation owns other non-banking subsidiaries engaged in insurance agency and credit life insurance services.

     The Corporation and its subsidiaries are subject to extensive regulation by federal and state regulators, including the Board of Governors of the Federal Reserve, the FDIC, the Office of Thrift Supervision, the Comptroller of the Currency, and the Department of Commerce and Consumer Affairs of the State of Hawaii. These regulatory bodies examine the Corporation or one or more of its subsidiaries and supervise numerous aspects of their business.

     Various provisions of federal and state law may affect the ability of the Corporation to pay capital distributions to holders of the Exchange Capital Securities under certain circumstances. These are described in the paragraphs which follow.

     The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries and affiliates. Because the Corporation is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Junior Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary, in which case it will share in such assets with other creditors. Moreover, in the event of the institution of a proceeding under the Bankruptcy Code to reorganize or liquidate the Corporation, any commitment by the Corporation made to a federal regulator to maintain the capital of an insured depository institution subsidiary would be entitled to a priority over third party creditors of the Corporation.

     There are various legal limitations on the extent to which the Corporation's depository institution subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation. In determining whether and to what extent to pay dividends, each depository subsidiary must consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements, as well as statutory restrictions and policy statements of the federal regulatory agencies that indicate that depository organizations should generally pay dividends out of current operating earnings. Where a depository institution subsidiary of the Corporation fails to meet any minimum capital requirement or where the payment of a capital distribution would cause it to fail to meet such requirement, federal law generally prohibits such subsidiary from making a capital distribution to the Corporation and in certain circumstances, the Corporation from making any capital distribution to its shareholders.

     The Corporation also derives dividends from its non-depository institution subsidiaries. These subsidiaries may be subject to regulatory restrictions on their payment of dividends to the Corporation. In addition, there are numerous governmental requirements and regulations that affect the activities of the Corporation and its depository institution and non-depository institution subsidiaries.

     Under long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, the Corporation may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

     In the event that the FDIC sustains losses resulting from the provision of assistance to or the failure of a depository institution owned by the Corporation, other depository institution subsidiaries of the Corporation could be assessed for such losses under federal law.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  Up to $100,000,000 aggregate Liquidation Amount of
                             Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange
                             Offer -- Procedures for Tendering Old Capital Securities."

EXPIRATION DATE............  5:00 p.m., New York City time, on June 10, 1997 unless the Exchange Offer is extended by the Corporation and the Trust, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

                             The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time,
                             (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

WITHDRAWAL RIGHTS..........  Tenders of Old Capital Securities may be withdrawn at any time prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

PROCEDURES FOR TENDERING
OLD CAPITAL SECURITIES.....  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of such Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                             Letters of Transmittal and certificates
                             representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

RESALES OF EXCHANGE CAPITAL
  SECURITIES...............  Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer or an "affiliate" as described below) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
                             Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Corporation or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                             Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Corporation, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                             Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement and to the limitations described below under "The Exchange Offer -- Resales of Exchange Capital Securities", the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 180 days after the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Corporation or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

                             Neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

EXCHANGE AGENT.............  The exchange agent with respect to the Exchange
                             Offer is The Bank of New York (the "Exchange
                             Agent"). The address, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS............  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds From Sale of Old Capital Securities."

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.............  Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Consequences" prior to tendering Old Capital Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

SECURITIES OFFERED.........  Up to $100,000,000 aggregate Liquidation Amount of the Trust's 8.25% Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The Exchange Capital Securities will be issued and the Old Capital Securities were issued under the Declaration. The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute separate series of a single class of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities -- Description of Capital Securities -- General." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon as previously required by the Registration Agreement. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer," "Description of Exchange Securities" and "Description of the Old Securities."

DISTRIBUTION DATES.........  June 15 and December 15 of each year, commencing the later of the first such date, following the original issuance of the Exchange Capital Securities or the next Distribution Date.

EXTENSION PERIODS..........  The Corporation may choose to defer payments of interest on the Junior Subordinated Debt
                             Securities. Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Junior Subordinated Debt Securities. Such deferrals will not constitute an event of default with respect to the Junior Subordinated Debt Securities or the Exchange Capital Securities or the Old Capital Securities, as the case may be. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount."

RANKING....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of Exchange Securities -- Description of Capital Securities -- Subordination of Common Securities." The Exchange Junior Subordinated Debt Securities will rank pari passu with the Old Junior Subordinated Debt Securities and all other junior subordinated debt securities issued or to be issued by the Corporation pursuant to the Indenture with substantially similar subordination terms ("Other Debentures") and which have been or will be issued and sold to other trusts established by the Corporation, in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities." The Exchange Guarantee will rank pari passu with all other guarantees issued or to be issued by the Corporation with respect to securities issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Debt. See "Description of Exchange Securities -- Description of Guarantee."

REDEMPTION.................  The Trust Securities are subject to mandatory redemption (i) in whole, but not in part, upon the repayment in full at the Stated Maturity of the Junior Subordinated Debt Securities and (ii) in whole or in part at any time on or after December 15, 2006 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debt Securities, in each case at the applicable Redemption Price. See "Description of Exchange Securities -- Description of Capital Securities -- Redemption."

RATING.....................  The Exchange Capital Securities are expected to be rated "BBB" by Standard & Poor's Ratings Services and "a2" by Moody's Investors Service, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ERISA CONSIDERATIONS.......  Prospective purchasers must carefully consider the restrictions on purchase set forth under "Certain ERISA Considerations."

ABSENCE OF MARKET FOR THE
  EXCHANGE CAPITAL
  SECURITIES...............  The Exchange Capital Securities will be a new issue of securities for which there is currently no market. Although UBS Securities LLC, Credit Suisse First Boston Corporation and Salomon Brothers Inc (the "Initial Purchasers") have informed the Trust and the Corporation that they currently intend to make a market in the Exchange Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. Even though a market might develop for the Exchange Capital Securities, there will be no market for the Old Capital Securities, and holders of Old Capital Securities will not be permitted or entitled to trade Old Capital Securities on any market developed for Exchange Capital Securities.

     For additional information regarding the Exchange Securities, see "Description of Exchange Securities," and "Certain United States Federal Income Tax Consequences."

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                          YEARS ENDED DECEMBER 31,
                                                  ----------------------------------------
                                                  1992     1993     1994     1995     1996
                                                  ----     ----     ----     ----     ----
        Excluding interest on deposits..........  3.92     2.81     2.51     2.22     2.59
        Including interest on deposits..........  1.52     1.67     1.61     1.49     1.50

     For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

                                  RISK FACTORS

     Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Before deciding whether to accept the Exchange Offer, holders of the Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

RANKING OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     The obligations of the Corporation pursuant to the Junior Subordinated Debt Securities and under the Guarantee issued by the Corporation for the benefit of the holders of Trust Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation (which, as defined, includes all outstanding subordinated debt of the Corporation). At December 31, 1996, the aggregate of such outstanding Senior Debt of the Corporation was approximately $118.7 million. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities and the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities and beneficiaries of the Guarantee should look only to the assets of the Corporation for payments thereon. See "Bancorp Hawaii, Inc." None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Subordination" and "Description of Exchange Securities -- Description of Guarantee -- Status of the Guarantee."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

OPTION TO EXTEND INTEREST PAYMENT DATE; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.25% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period. The deferral(s) of the payment of interest on the Junior Subordinated Debt Securities and resulting deferral of Distributions on the Capital Securities will not constitute an event of default with respect to the Junior Subordinated Debt Securities or the Capital Securities. During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects, with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.25%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities -- Description of Capital Securities -- Distributions" and "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date."

     Because the Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debt Securities will be treated under Treasury regulations as issued without "original issue discount" ("OID") for United States Federal income tax purposes. As a result, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debt Securities in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under the Treasury regulations, however, if the Corporation exercises its right to defer payments of interest, the Junior Subordinated Debt Securities will become original issue discount instruments and holders of Junior Subordinated Debt Securities and, consequently, holders of Capital Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States Federal income tax purposes in advance of the receipt of cash attributable to such interest income. See "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount" and "-- Disposition of the Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION;
POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     Upon the occurrence and continuation of a Tax Event or Capital Treatment Event, the Corporation has the right to terminate the Trust and distribute a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the Trust within 90 days following the occurrence of such Tax Event or Capital Treatment Event, as the case may be, and, if a Tax Event or Capital Treatment Event, as the case may be, continues notwithstanding the taking of such actions, to redeem the Junior Subordinated Debt Securities in whole, but not in part, at the Event Prepayment Price together with accumulated Distributions to but excluding the date fixed for redemption. The exercise of such right is subject to the Corporation's having received prior approval of the Federal Reserve to do so if then required under applicable regulations, guidelines or policies of the Federal Reserve. See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Tax Event or Capital Treatment Event Prepayment" and "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     A "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     On March 19, 1996, during the 104th Congress, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced. This Bill would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, when the instrument is issued to a related party (other than a corporation), when the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debt Securities, the Corporation would be unable to deduct interest on the Junior Subordinated Debt Securities. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement (the "Letters"). If the principles contained in the Joint Statement and the Letters were followed, any proposed legislation in this area that is subsequently enacted would not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. Although the 104th Congress adjourned without enacting the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which would permit the Corporation to terminate the Trust and distribute the Junior Subordinated Debt Securities to the holders of the Trust Securities upon liquidation of the Trust (and, if a Tax Event continued to exist notwithstanding the taking of such actions, to prepay the Junior Subordinated Debt Securities), as described more fully under "Description of Exchange Securities -- Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Description of Junior Subordinated Debt Securities -- Tax Event or Capital Treatment Event Prepayment."

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Old Capital Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States Federal income tax law and interpretations thereof and assuming, as expected, that the Trust is treated as a grantor trust for United States Federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debt Securities pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debt Securities (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debt Securities to holders of the Capital Securities by the Trust would be a taxable event to the Trust and each holder, and holders of the Capital Securities would recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debt Securities they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     There can be no assurance that a market will exist for, or if a market exists as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Capital

Securities may receive upon liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein. See "Description of Exchange Securities -- Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- General."

RIGHTS UNDER THE GUARANTEE

     The Guarantee guarantees to the holders of the Trust Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, unless the Junior Subordinated Debt Securities are distributed to holders of the Trust Securities, the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Enforcement of Certain Rights by Holders of Capital Securities," "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities -- Debenture Events of Default" and "Description of Exchange Securities -- Description of Guarantee."

     The Declaration provides that each holder of Trust Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. The Bank of New York acts as Guarantee Trustee under the Guarantee Agreement and holds the Guarantee for the benefit of the holders of the Trust Securities. The Bank of New York also acts as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee is vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Exchange
Securities -- Description of Capital Securities -- Removal of Issuer Trustees" and " -- Voting Rights; Amendment of the Declaration."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     The Registration Agreement provides, under certain circumstances, for additional interest to become payable in respect of the Old Junior Subordinated Debt Securities as liquidated damages, and for corresponding additional Distributions to become payable in respect of the Old Capital Securities. Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any such additional Distributions.

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute separate series of a single class of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities -- Description of Capital Securities -- General."

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Corporation believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities will generally be permitted to be resold or otherwise transferred by the holders thereof without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities and the Old Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities or the Old Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Old Capital Securities. If an active public market does not exist for the Exchange Capital Securities or the Old Capital Securities, as the case may be, the market price and liquidity of such Capital Securities may be adversely affected.

     Future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, results of operations of the Corporation and the market for similar securities. Under certain circumstances, the Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Issuance of Exchange Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange. Alternate arrangements are available under limited circumstances provided specific conditions are satisfied. See "The Exchange
Offer -- Procedures for Tendering Old Capital Securities -- Guaranteed
Delivery."

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                              YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                      1992     1993     1994     1995     1996
                                                      ----     ----     ----     ----     ----
    Excluding interest on deposits..................  3.92     2.81     2.51     2.22     2.59
    Including interest on
      deposits......................................  1.52     1.67     1.61     1.49     1.50

     For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

              USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

     All of the proceeds from the sale of the Old Capital Securities and the Common Securities were invested by the Trust in the Old Junior Subordinated Debt Securities. The Corporation has applied the net proceeds from the sale of the Old Junior Subordinated Debt Securities to its general funds to be used by its management for general corporate purposes, including, from time to time, the making of advances to its subsidiaries. Such advances may require the approval of bank regulatory authorities, and, pending ultimate application, the net proceeds may be used to make short-term investments or reduce short-term borrowings. Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest-bearing securities or used to reduce short-term borrowings.

     Management anticipates that the Corporation may, from time to time, engage in additional equity or debt financings.

                       CAPITALIZATION OF THE CORPORATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of December 31, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                                              DECEMBER 31, 1996
                                                                              -----------------
                                                                               (IN THOUSANDS)
DEBT:
Short-term borrowings.......................................................         293,257
Total long-term debt(1).....................................................         932,143
                                                                                    --------
     Total debt.............................................................       1,225,400
                                                                                    ========
SHAREHOLDERS' EQUITY:
Common stock -- $2.00 par value -- 100,000,000 shares authorized, 39,959,234
  shares issued and outstanding.............................................          79,918
Surplus.....................................................................         186,391
Unrealized Valuation Adjustments............................................          (3,722)
Retained earnings...........................................................         803,535
                                                                                    --------
     Total shareholders' equity.............................................       1,066,122
                                                                                    --------
          TOTAL CAPITALIZATION..............................................     $ 2,291,522
                                                                                    ========

---------------

(1) The company-obligated mandatorily redeemable capital securities of subsidiary trust are included in long-term debt. The Trust is a wholly owned subsidiary of the Corporation and holds the Junior Subordinated Debt Securities as its sole asset.

                                DIVIDEND HISTORY

     The Corporation has paid a regular quarterly dividend on its Common Stock since such payment began in 1971.

                         BANCORP HAWAII CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Depositor, The Bank of New York (Delaware), as Delaware Trustee, and the administrative trustees named therein, which original declaration of trust was amended and restated and executed by the Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Declaration") and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Old Capital Securities and the Common Securities to acquire the Old Junior Subordinated Debt Securities, (iii) exchanging the Old Junior Subordinated Debt Securities for the Exchange Subordinated Debt Securities in the Exchange Offer, (iv) making Distributions and (v) engaging in only those other activities necessary, advisable or incidental thereto. Holders of the Trust Securities have no preemptive or similar rights. The Trust may not borrow money or issue debt or mortgage or pledge any of its assets. Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities and the expense provisions under the Indenture will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities -- Description of Capital
Securities -- Subordination of Common Securities." The Corporation acquired Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 54 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and two individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, acts as sole indenture trustee under the Declaration. The Bank of New York also acts as trustee under the Guarantee and the Indenture. See "Description of Exchange Securities -- Description of Junior Subordinated Debt Securities" and "Description of Exchange
Securities -- Description of Guarantee." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation will pay all fees and expenses related to the Trust and the Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of Exchange Securities -- Description of Capital
Securities -- Expenses and Taxes." The principal executive office of the Trust is in care of

                              Bancorp Hawaii, Inc.
                              130 Merchant Street
                             Honolulu, Hawaii 96813
                           Telephone: (808) 643-3888
                         Attention: Corporate Secretary

                              BANCORP HAWAII, INC.

     Bancorp Hawaii, Inc. is a regional multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of December 31, 1996, the Corporation had total assets of $14.0 billion and was, in terms of assets, the largest bank holding company headquartered in Hawaii.

     The Corporation was organized under the laws of Hawaii on August 12, 1971, as the first bank holding company in the State of Hawaii, and has been continuously in business since. Its principal executive offices are located at 130 Merchant Street, Honolulu, Hawaii, and its telephone number is 808-643-3888.

     The Corporation provides varied financial services to customers in Hawaii, other areas of the Pacific Basin, Asia and the U.S. Mainland. The principal subsidiaries of the Corporation are Bank of Hawaii and Bancorp Pacific, Inc. (a savings and loan holding company formerly known as FirstFed America, Inc.).

     The Bank was organized under the laws of Hawaii on December 17, 1897, and has been continuously in business since. Its headquarters are in Honolulu, Hawaii, and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). It is not a member of the Federal Reserve.

     The Bank, with total assets of $12.5 billion as of December 31, 1996, provides general retail and commercial banking services in its four primary markets: Hawaii, the Pacific Islands, Asia, and the U.S. Mainland, through branch offices in the State of Hawaii, an Edge Act office in New York City and branches or representative offices in American Samoa, Bahamas (Nassau), Commonwealth of the Northern Mariana Islands (Saipan), Federated States of Micronesia (Pohnpei, Kosrae and Yap), Guam, Hong Kong, Japan (Tokyo), Korea (Seoul), Philippines (Manila, Davao, and Cebu), Republic of Fiji (Suva, Nadi, and Lautoka), Republic of the Marshall Islands (Majuro), Republic of Palau (Koror), Singapore and Taiwan (Taipei). The Bank also has affiliates in New Caledonia, Solomon Islands, Tahiti, Tonga, Vanuatu and Western Samoa.

     The Bank focuses its lending activities on loans to small and middle market businesses operating in its local markets, loans to Fortune 1000 companies that may have a Pacific orientation, loans to the communications and media industry, and loans secured by real estate properties. At December 31, 1996, the Bank's net loan portfolio totaled $7.1 billion and consisted of approximately 23.7% commercial and industrial loans, approximately 39.4% real estate loans, 20.3% foreign loans, with the balance of loans concentrated in the consumer, international and lease financing sectors. The largest segment of the Bank's real estate loan portfolio was represented by domestic loans secured by residential properties which totaled approximately 55.2% of the total domestic real estate loan portfolio at December 31, 1996. The remainder of this portfolio consisted mainly of loans on income producing commercial properties. Non-performing assets for the Bank totaled $69.4 million at December 31, 1996, which was 0.94% of total loans and other real estate owned. The Bank's loan loss reserve at that date was 2.06% of total loans, representing 215.3% of non-performing assets.

     Bank of Hawaii owns all the outstanding stock of Hawaiian Trust Company, Limited, Bank of Hawaii International, Inc. and other subsidiaries engaged in lease financing, international payments, securities brokerage, insurance agency and investment advisory services. Hawaiian Trust Company, which was organized under the laws of Hawaii on August 10, 1898, offers trust services primarily in the State of Hawaii and the Territory of Guam. Through the Bank's ownership of Bank of Hawaii International, Inc., formed in 1968, equity interests are held in the following foreign financial institutions: Bank of Tonga -- 30%; Banque de Nouvelle Caledonie, New Caledonia -- 91%; Banque de Tahiti -- 92%; Pacific Commercial Bank, Limited, Western Samoa -- 43%; Banque d'Hawaii (Vanuatu)
Ltd. -- 100%; and National Bank of Solomon Islands Ltd. -- 51%.

     Bancorp Pacific, Inc.'s only significant business is conducted through its wholly owned subsidiary, First Federal Savings and Loan Association of America.

     First Federal, a federally chartered stock savings and loan association, has been in operations since 1904. In 1978, First Federal merged with Island Federal Savings and Loan Association of Honolulu, Hawaii, and during the 1980s acquired several smaller savings and loan associations. First Federal operates 25 full service offices throughout Hawaii. Its deposits are also insured by the FDIC. As of December 31, 1996, First Federal had total assets of $1.2 billion and total deposits of $867.9 million. Its subsidiary, First Savings and Loan Association of America, operates three offices in the Territory of Guam and one in Saipan.

     The Corporation also owns all the outstanding stock (except for directors' qualifying shares) of First National Bank of Arizona, organized under the laws of the United States and having its principal office in Phoenix, Arizona. First National Bank of Arizona, with assets of $203.3 million as of December 31, 1996, provides customary banking services through six branches located in the State of Arizona. First National Bank of Arizona has agreed to acquire four additional branches in Arizona from Home Savings of America, F.S.B. with combined deposits of approximately $250 million. In addition, the Corporation owns other non-banking subsidiaries engaged in insurance agency and credit life insurance services.

     The Corporation and its subsidiaries are subject to extensive regulation by federal and state regulators, including the Board of Governors of the Federal Reserve, the FDIC, the Office of Thrift Supervision, the Comptroller of the Currency, and the Department of Commerce and Consumer Affairs of the State of Hawaii. These regulatory bodies examine the Corporation or one or more of its subsidiaries and supervise numerous aspects of their business.

     Various provisions of federal and state law may affect the ability of the Corporation to pay capital distributions to holders of the Exchange Capital Securities under certain circumstances. These are described in the paragraphs which follow.

     The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries and affiliates. Because the Corporation is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Junior Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary, in which case it will share in such assets with other creditors. Moreover, in the event of the institution of a proceeding under the Bankruptcy Code to reorganize or liquidate the Corporation, any commitment by the Corporation made to a federal regulator to maintain the capital of an insured depository institution subsidiary would be entitled to a priority over third party creditors of the Corporation.

     There are various legal limitations on the extent to which the Corporation's depository institution subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation. In determining whether and to what extent to pay dividends, each depository subsidiary must consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements, as well as statutory restrictions and policy statements of the federal regulatory agencies that indicate that organizations should generally pay dividends out of current operating earnings. Where a depository institution subsidiary of the Corporation fails to meet any minimum capital requirement or where the payment of a capital distribution would cause it to fail to meet such requirement, federal law generally prohibits such subsidiary from making a capital distribution to the Corporation and in certain circumstances, the Corporation from making any capital distribution to its shareholders.

     The Corporation also derives dividends from its non-depository institution subsidiaries. These subsidiaries may be subject to regulatory restrictions on their payment of dividends to the Corporation. In addition, there are numerous governmental requirements and regulations that affect the activities of the Corporation and its depository institution and non-depository institution subsidiaries.

     Under long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, the Corporation may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

     In the event that the FDIC sustains losses resulting from the provision of assistance to or the failure of a depository institution owned by the Corporation, other depository institution subsidiaries of the Corporation could be assessed for such losses under federal law.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any additional Distributions for failing to comply with the Registration Agreement. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated within a specified period after the date the Old Capital Securities were issued, the Old Capital Securities will be entitled to additional Distributions at the rate of 0.25% per annum of the Liquidation Amount thereof until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any such additional Distributions or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     The Exchange Offer is not being made to, nor will the Corporation or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange, as soon as practicable after the date hereof, the Old Guarantee for the Exchange Guarantee and all of the Old Junior Subordinated Debt Securities, of which $103,093,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the Exchange Junior Subordinated Debt Securities. The Exchange Guarantee and the Exchange Junior Subordinated Debt Securities have been registered under the Securities Act.

TERMS OF THE EXCHANGE

     The Corporation and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $100,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $100,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered or are tendered but not accepted in connection with the Exchange

Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any additional Distributions under the Registration Agreement, except under limited circumstances. See "Risk
Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on June 10, 1997 unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation or the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by applicable law.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation or the Trust may choose to make any public announcement and subject to applicable law, neither the Corporation nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent". In addition, either (i) certificates for such Old Capital Securities must be received by the Exchange Agent or (ii) a timely confirmation of a book-entry transfer ("Book-Entry Confirmation") of such Old Capital Securities, if that procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent, in each case on or prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures set forth below.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     The tender by a holder of Old Capital Securities that is not withdrawn before the Expiration Date will constitute an agreement between such holder and the Corporation and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Any beneficial owner whose Old Capital Securities are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on his own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering Old Capital Securities Certificates, either make appropriate arrangements to register ownership of the Old Capital Securities in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     If less than all of the Old Capital Securities held by a holder are tendered, such tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Signatures. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal, or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation or the Trust, proper evidence satisfactory to the Corporation or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

     The Corporation's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     Acceptance of Old Capital Securities for Exchange; Delivery of Exchange Capital Securities. Upon the terms and subject to the conditions of the Exchange Offer, the Corporation will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal of Tenders") promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a Book-Entry Confirmation (as defined below), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Corporation or the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as Agent for the Corporation and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of Old Capital Securities) or the Corporation or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust (and subject to applicable law), retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal of Tenders."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will represent and warrant in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder will further represent and warrant that any Exchange Capital Securities acquired in exchange for Old Capital Securities tendered thereby will have been acquired in the ordinary course of business by the person receiving such Exchange Capital Securities, that neither the holder of the Old Capital Securities nor other person presenting the Old Capital Securities for Exchange has an arrangement or understanding with any person to participate in the distribution of the Exchange Capital Securities and that neither the holder of the Old Capital Securities nor other person presenting the Old Capital Securities for Exchange is an "affiliate" as defined in Rule 405 under the Securities Act of the Company or the Trust. The holder also will represent and warrant that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities and a properly completed and duly executed Letter of

Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal, or of a Book-Entry Confirmation with respect to such Old Capital Securities. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, Book-Entry Confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with in order for such Old Capital Securities to be properly tendered.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place for sending signed, hard copies of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Capital Securities through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent on or prior to Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Withdrawal of Tenders. Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For withdrawal to be effective, a written electronic ATOP transmission notice of withdrawal (for DTC participants) must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Capital Securities to be withdrawn, (ii) identify the Old Capital Securities to be withdrawn (including the certificate number or numbers and Liquidation Amount of such Old Capital Securities) and
(iii) where physical certificates for Old Capital Securities have been transmitted, specify the name in which any such Old Capital Securities are registered, if different from that of the withdrawing holder. If physical certificates for Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed, as necessary. If Old Capital Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities and otherwise comply with DTC's procedures. All questions as to validity, form, and eligibility (including time of receipt) of such notices will be determined by the Corporation or the Trust, whose determination shall be final and binding on all parties. Any Old Capital Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Capital Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Capital Securities tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Capital Securities will be credited to an account maintained with DTC for the Old Capital Securities) as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Capital Securities may be retendered by following one of the procedures described above at any time on or prior to the Expiration Date.

RESALES OF EXCHANGE CAPITAL SECURITIES

     Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Corporation or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Corporation, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Agreement and to the limitations set out herein, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 180 days after the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Trust or the Corporation may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed.

     Neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

     Holders of Old Capital Securities who choose not to tender their Old Capital Securities for exchange pursuant to this exchange offer may not be able readily to sell their securities in the future, and the Corporation and the Trust will have no obligation to register their securities or in any way assist such holders in future efforts to sell their Old Capital Securities.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities, and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exist or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Trust or the Corporation within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

          (d) a banking moratorium shall have been declared by United States federal or New York State authorities which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or

          (g) any change, or any development involving a prospective change, in the business or financial affairs of the Corporation or the Trust or any of their subsidiaries shall have occurred which, in the judgment of the Corporation and the Trust, might materially impair the ability of the Corporation or the Trust to proceed with the Exchange Offer; or

          (h) there is a reasonable likelihood in the Corporation's and the Trust's judgment that, or a material uncertainty exists in the Corporation's and the Trust's judgment as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Corporation.

     If the Corporation and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Corporation and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by applicable law.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                              THE BANK OF NEW YORK

 By Registered or Certified        Facsimile Transmission       By Hand/Overnight Delivery:
            Mail:                         Number:                   The Bank of New York
    The Bank of New York               (212) 571-3080                101 Barclay Street
  101 Barclay Street - 7E        (For Eligible Institutions       Corporate Trust Services
   Attn.: Reorganization                   Only)                           Window
           Section                 Confirm by Telephone:                Ground Level
        Jodi Mancato                   (212) 815-2791              Attn.: Reorganization
  New York, New York 10286         For Information Call:                  Section
                                       (212) 815-2791

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF EXCHANGE SECURITIES

DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees have issued the Old Capital Securities and the Common Securities and will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The Declaration is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Capital Securities (including Old Capital Securities and Exchange Capital Securities) will be limited to $100,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. Pursuant to the Guarantee Agreement, the Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Trust Securities, but only in each case to the extent of funds available for distribution by the Trust. See "-- Description of Guarantee."

DISTRIBUTIONS

     The Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual rate of 8.25% of the stated Liquidation Amount of $1,000 and will be payable semi-annually in arrears on June 15 and December 15 of each year to the holders of the Capital Securities at the close of business on the June 1 and December 1 (each, a "record date"), as the case may be, next preceding the relevant Distribution Date (as defined herein). Distributions on the Capital Securities will be cumulative. Distributions on the Old Capital Securities accumulate from the date of original issuance, and the first Distribution Date thereon is June 15, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such

Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities, and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the principal corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.25% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period; provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any exchange or automated quotation system or to holders of the Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "-- Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debt Securities.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "-- Description of Junior Subordinated Debt Securities -- General." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "-- Description of Guarantee."

REDEMPTION

     Upon the repayment in full at the Stated Maturity, or redemption in whole or in part, of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to
(i) in the case of the repayment of the Junior Subordinated Debt Securities at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Junior Subordinated Debt Securities) or
(ii) in the case of the optional redemption of the Junior Subordinated Debt Securities, the Optional Redemption Price (equal to the Optional Prepayment Price (as defined under "-- Description of Junior Subordinated Debt
Securities -- Optional Redemption") in respect of the Junior Subordinated Debt Securities). See "-- Description of Junior Subordinated Debt Securities -- Optional Redemption." If less than all of the Junior Subordinated Debt Securities are to be redeemed on a Redemption Date, then the proceeds from such redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of the Junior Subordinated Debt Securities to be redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     The Corporation has the right to redeem the Junior Subordinated Debt Securities in whole or in part on or after December 15, 2006, at any time at the applicable Optional Prepayment Price, subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

REDEMPTION PROCEDURES

     The Trust Securities may be redeemed, subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of such Capital Securities. See "-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Capital

Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "-- Description of Guarantee," Distributions on Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Payment of the applicable Redemption Price on, and any distribution of Junior Subordinated Debt Securities to holders of, the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register therefor on the relevant record date, provided that a Redemption Date falls on a Distribution Date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Corporation will have the right at any time (including upon the occurrence of a Tax Event or a Capital Treatment Event) to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Corporation agrees to use its best efforts to maintain any ratings of such Junior Subordinated Debt Securities by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities as the result of the occurrence of a Tax Event and such Tax Event continues notwithstanding such distribution, the Corporation has the right to prepay the Junior Subordinated Debt Securities in whole, but not in part, at the Event Prepayment Price together with accumulated Distributions to but excluding the date fixed for redemption. See "Description of Junior Subordinated Debt Securities -- Tax Event or Capital Treatment Event Prepayment."

     Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States Federal income tax law and interpretations thereof and assuming, as expected, that the Trust is treated as a grantor trust for United States Federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debt Securities pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holders's pro rata share of the Junior Subordinated Debt Securities (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debt Securities to holders of the Capital Securities by the Trust would be a taxable event to the Trust and each holder, and holders of the Capital Securities would recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debt Securities they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under " -- Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See
"-- Subordination of Common Securities."

     "Like Amount" means (i) with respect to a redemption of Capital Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Capital Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holders to whom such Junior Subordinated Debt Securities are distributed.

     If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities shall be made pro rata to the holders of Capital Securities and Common Securities based on the Liquidation Amount thereof; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debt Securities -- Debenture Events of Default"); or

          (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

     The deferral(s) by the Corporation of its obligation to make interest payments on the Junior Subordinated Debt Securities will not constitute a Debenture Event of Default.

     Within fifteen Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Trust as described above. See "-- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have the power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person (as defined in the Declaration) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and
(viii) the Corporation or any permitted successor or assign owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of the holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "-- Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject (any such payment of taxes, duties, assessments or other governmental charges being referred to as "Additional Sums"). The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     In the event that Capital Securities are issued in certificated form, such Capital Securities will be issued in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

     Global Capital Security; Book-Entry Form. The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Exchange Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of Cede & Co. as DTC's nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Exchange Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Exchange Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities." Transfer of beneficial interests in the Global Exchange Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

     DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers

(including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Exchange Capital Securities, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Exchange Capital Securities and (ii) ownership of such interests in the Global Exchange Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Capital Securities).

     Investors in the Global Exchange Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Exchange Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form. Consequently, the ability to transfer beneficial interests in a Global Exchange Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "-- Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL EXCHANGE CAPITAL SECURITIES WILL NOT BE ENTITLED TO HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

     Payments in respect of the Global Exchange Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each payment date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Exchange Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Exchange Capital Security, as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities represented by Global Exchange Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Exchange Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Exchange Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Exchange Capital Securities represented by the Global Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Exchange Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     So long as DTC or its nominee is the registered owner of the Global Exchange Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Capital Securities represented by the Global Exchange Capital Security for all purposes under the Declaration.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Exchange Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

       Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities. A Global Exchange Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Exchange Capital Securities and the Corporation is unable to locate a qualified successor or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Corporation at its option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Exchange Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Exchange Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

     Payments in respect of the Exchange Capital Securities held in global form shall be made to DTC, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and co-paying agents may be chosen by the Property Trustee which are acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

     The Exchange Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any attempted transfer, sale or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

     Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States Federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Old Junior Subordinated Debt Securities were issued and the Exchange Junior Subordinated Debt Securities are to be issued as a single series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Old Capital Securities and the Common Securities, the Trust invested the proceeds thereof in the Old Junior Subordinated Debt Securities issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debt Securities for the Exchange Junior Subordinated Debt Securities as soon as practicable after the date hereof. No Old Junior Subordinated Debt Securities will remain outstanding after such exchange. The following is a description of the Exchange Junior Subordinated Debt Securities (referred to in this section as the "Junior Subordinated Debt Securities"). The Junior Subordinated Debt Securities will bear interest at the annual rate of 8.25% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name each Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the June 1 or December 1 next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Junior Subordinated Debt Security will be in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.25% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date.

     The Junior Subordinated Debt Securities will be issued as a series of Junior Subordinated Debt Securities under the Indenture. Unless previously redeemed or repurchased, the Junior Subordinated Debt Securities will mature on December 15, 2026.

     The Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination."

     The Junior Subordinated Debt Securities will rank pari passu with all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "-- Subordination." The Corporation is a holding company, and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The Bank is the Corporation's principal asset and primary source of revenue and net income. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.

     A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

     Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the principal corporate trust office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debt Securities are issued in certificated form, the record dates for payment of interest will be the June 1 and December 1, as the case may be, next preceding the relevant Interest Payment Date.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "-- Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "-- Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the principal corporate trust office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the Person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment (as defined in the Indenture) for the Junior Subordinated Debt Securities.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the written request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.25%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debt Securities (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States Federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.25%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL REDEMPTION

     The Junior Subordinated Debt Securities will be redeemable, in whole or in part, at the option of the Corporation at any time on or after December 15, 2006, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable regulations, guidelines or policies of the Federal Reserve, at a redemption price (the "Optional Prepayment Price") equal to the following prices, expressed in percentages of the principal amount of the

Junior Subordinated Debt Securities, together with accrued but unpaid interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 15:

                                                                        REDEMPTION
          YEAR                                                             PRICE
                                                                        -----------
          2006.........................................................   104.1250%
          2007.........................................................   103.7125
          2008.........................................................   103.3000
          2009.........................................................   102.8875
          2010.........................................................   102.4750
          2011.........................................................   102.0625
          2012.........................................................   101.6500
          2013.........................................................   101.2375
          2014.........................................................   100.8250
          2015.........................................................   100.4125

and at 100% on or after December 15, 2016.

TAX EVENT OR CAPITAL TREATMENT EVENT PREPAYMENT

     If a Tax Event or a Capital Treatment Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable regulations, guidelines or policies of the Federal Reserve, terminate the Trust and distribute the Junior Subordinated Debt Securities to the holders of the Trust Securities at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, as the case may be, and, if such Tax Event or Capital Treatment Event, as the case may be, continues notwithstanding the taking of such actions, to prepay the Junior Subordinated Debt Securities in whole (but not in part), in the case of a redemption prior to December 15, 2006, at a redemption price (the "Event Prepayment Price") equal to the Make-Whole Amount plus accrued interest to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debt Securities and (ii) as determined by a Quotation Agent (as defined Below), the sum of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debt Securities on December 15, 2006, together with the present values of scheduled payments of interest from the redemption date to December 15, 2006 (the "Remaining Life"), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate. In the case of a redemption on or after December 15, 2006 following a Tax Event or a Capital Treatment Event, the Event Prepayment Price shall equal the Optional Prepayment Price then applicable to a redemption under "-- Optional Redemption" above. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     "Adjusted Treasury Rate" means, with respect to any redemption date, the Treasury Rate plus (i) 1.25% if such redemption date occurs on or before January 1, 1998 or (ii) 0.50% if such redemption date occurs after January 1, 1998.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

     "Comparable Treasury Issue" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Quotation Agent" means UBS Securities LLC and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities at its registered address. Unless the Corporation defaults in payment of the Event Prepayment Price, on and after the prepayment date interest ceases to accrue on the Junior Subordinated Debt Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation has also covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

          (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The deferral(s) of the Corporation's obligation to pay interest during an Extension Period will not constitute a failure to pay interest when due and will therefore not constitute a Debenture Event of Default.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The deferral(s) of the Corporation's obligation to pay interest during an Extension Period will not constitute a Debenture Event of Default or failure to pay interest, and therefore in such circumstances a holder of Capital Securities will not have the right to institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "-- Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment or distribution in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities. The Corporation, once having defaulted on any Senior Debt, can exercise its right to defer its obligations to make interest payments on the Junior Subordinated Debt Securities and thereby not be in default on such securities.

     "Debt" means (i) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations,
(iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or the Other Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation,
(ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

RESTRICTIONS ON TRANSFER

     The Junior Subordinated Debt Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debt Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF GUARANTEE

     The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities and the Common Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the Exchange Guarantee. The Old Guarantee shall be of no force and effect after such exchange. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Exchange Capital Securities, the Old Capital Securities and the Common Securities. References in this section to the "Guarantee" shall be deemed to refer to the Exchange Guarantee.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities or the redemption of all of the Trust Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, although it will apply only to the extent that the Trust has funds available to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Bancorp Hawaii, Inc." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities.

     The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the

Trust or upon distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Guarantee provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the Declaration and the Indenture and does not give rise to any breach or violation of the Declaration or the Indenture; and (iv) certain other conditions as prescribed in the Guarantee are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF THE OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the Exchange Capital Securities will not provide for any additional Distributions on account of certain breaches of the Registration Agreement; and (iii) the Exchange Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. The Old Securities provide under certain circumstances specified in the Registration Agreement that interest on the principal amount of the Junior Subordinated Debt Securities and Distributions on the Liquidation Amount of the Capital Securities will accrue at an increased rate. The Exchange Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional Distributions or interest.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
           THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment thereof) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities -- Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other amounts are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust

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Securities; and (iv) the Declaration provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purposes of (i) issuing the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) investing the proceeds of the Old Capital Securities and the Common Securities in the Old Junior Subordinated Debt Securities, (iii) exchanging the Junior Subordinated Debt Securities for the Exchange Junior Subordinated Debt Securities in the Exchange Offer and (iv) engaging in other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debt Security is that a holder of a Junior Subordinated Debt Security is entitled to receive from the Corporation the principal amount of and interest accrued on Junior Subordinated Debt Securities held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Corporation under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities -- Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Cravath, Swaine & Moore, counsel to the Corporation and the Trust ("Tax Counsel"), the following are the material United States Federal income tax consequences of the ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who acquired the Old Capital Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Capital Securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof are as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

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

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

     In the opinion of Tax Counsel, the exchange of Old Securities for Exchange Securities pursuant to the Exchange Offer should not constitute a taxable exchange or other taxable event. Consequently, no gain or loss should be realized by an Initial Holder upon receipt of an Exchange Capital Security in exchange for an Old Capital Security, the holding period of the Exchange Capital Security should include the holding period of the Old Capital Security exchanged therefor and the adjusted tax basis of the Exchange Capital Security should be the same as the adjusted tax basis of the Old Capital Security exchanged therefor.

CLASSIFICATION OF THE TRUST

     In the opinion of Tax Counsel, under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each holder of Capital Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debt Securities held by the Trust and will be required to include in gross income the pro rata share of income accrued on the Junior Subordinated Debt Securities.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     In the opinion of Tax Counsel, under current law and assuming full compliance with the Indenture, the Junior Subordinated Debt Securities will be classified for United States Federal income tax purposes as indebtedness of the Corporation.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     If an Extension Period occurs, the Junior Subordinated Debt Securities would be considered to have original issue discount at all times after the beginning of the first Extension Period, including after the termination of the Extension Period. In addition, the Corporation's option to defer the payment of interest on the Junior Subordinated Debt Securities during an Extension Period might cause the Junior Subordinated Debt Securities to be considered initially to be issued with original issue discount. The Corporation believes, and will take the position, that this latter result will not arise because of an exception in the Treasury Regulations that applies when there is only a "remote " likelihood that an Extension Period will occur. Assuming that the likelihood of an Extension Period is in fact remote, Tax Counsel believes that this position is correct although there is no authority directly on point and the Internal Revenue Service could take a contrary position.

     If the original issue discount rules apply to the Junior Subordinated Debt Securities (either following the occurrence of an Extension Period or initially), each Securityholder, whether on the cash or accrual method of accounting, will be required to accrue its pro rata share of original issue discount into income in accordance with a constant yield method based on the compounding of interest. As a result, income will be required to be reported by Securityholders before the receipt of cash attributable to such income, and, in particular, income will be reported during an Extension Period even though no cash distributions are being made. If the original issue discount rules apply for a period during which cash distributions are currently being made, the sum of the daily accruals of income for a semi-annual period for a Securityholder that purchased the Capital Securities for their liquidation value will equal the cash distribution received by the Securityholder for such semi-annual period, assuming no disposition prior to the record date for such distribution.

     If the original issue discount rules apply, actual distributions of stated interest will not be separately reported as income. A Securityholder's tax basis for the Junior Subordinated Debt Securities will be increased by original issue discount accrued into income, and decreased by cash distributions of interest. If the original issue discount rules do not apply, stated interest will be includable in a holder's gross income as ordinary interest income in accordance with such holder's regular method of tax accounting.

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

     Whether or not the original issue discount rules apply, no portion of the amounts received on the Capital Securities will be eligible for the corporate dividends received deduction.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     Under current law, a distribution by the Trust of the Junior Subordinated Debt Securities as described under the caption "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" will be non-taxable and will result in the Securityholder receiving directly such Securityholder's pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in such Securityholder's pro rata share of the underlying Junior Subordinated Debt Securities immediately prior to such distribution. If, however, the special event giving rise to the distribution is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to holders of the Capital Securities.

MARKET DISCOUNT AND BOND PREMIUM

     Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debt Securities with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

DISPOSITION OF THE CAPITAL SECURITIES

     Upon a sale, exchange or other disposition of the Capital Securities (including a distribution of cash in redemption of a Securityholder's Capital Securities upon redemption or repayment of the underlying Junior Subordinated Debt Securities, but excluding the distribution of Junior Subordinated Debt Securities), a Securityholder will be considered to have disposed of all or part of such Securityholder's pro rata share of the Junior Subordinated Debt Securities, and will recognize gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid stated interest that is not treated as original issue discount) and the Securityholder's adjusted tax basis in such Securityholder's pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by original issue discount previously includable in such holder's gross income to the date of disposition and decreased by payments (other than payments of stated interest that are not treated as original issue discount) received on the Capital Securities. Gain or loss will be capital gain or loss (except to the extent of any accrued interest or market discount not previously included in income). See " -- Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Capital Securities have been held for more than one year.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any individual, corporation, partnership, estate or trust that is, as to the United States, a non-resident alien individual or a foreign corporation, partnership, estate or trust.

     Under present United States Federal income tax law:

          (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States Federal income or withholding tax, provided that
     (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote; (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership; (c) such interest payments are not effectively connected with the conduct of a trade or business within the United States by the United States Alien Holder; and
     (d) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, generally on IRS Form W-8, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Security certifies to the Trust or its agent, under penalties of perjury, that such statement has been received

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

     from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

          (ii) A United States Alien Holder of a Capital Security will not be subject to United States Federal income or withholding tax on any gain realized upon the sale or other disposition of a Capital Security unless
     (a) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply or (b) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

INFORMATION REPORTING TO HOLDERS

     The Trust will report the interest paid or the original issue discount that accrued during the year with respect to the Junior Subordinated Debt Securities, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debt Securities, annually to the holders of record of the Capital Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

     On February 6, 1997, the Clinton Administration proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debt Securities, if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation is proposed to be effective for instruments issued on or after the date of "first committee action," which has not yet occurred and is not expected to occur prior to the Expiration Date. As a result, the Proposed Legislation should not apply to the Junior Subordinated Debt Securities. There can be no assurance, however, that the effective date contained in the Proposed Legislation will not be changed if such legislation is enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until December 8, 1997, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Corporation and the Trust will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to

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purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Exchange Capital Securities, the enforceability of the Declaration and the formation of the Trust will be passed upon by Potter Anderson & Corroon, special Delaware Counsel to the Trust. The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities will be passed upon for the Corporation by Duane, Morris & Heckscher, which may rely on the opinion of Potter Anderson & Corroon as to matters of Delaware law. Certain matters relating to United States Federal income tax considerations will be passed upon for the Corporation by Cravath, Swaine & Moore.

                                    EXPERTS

     The consolidated financial statements of condition of the Corporation and its subsidiaries appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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